UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Neutron Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-4870517
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

444 Townsend Street, First Floor San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-295679
Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.
A description of the Common Stock, par value $0.0001 per share, of Neutron Holdings, Inc. (the “Company”) to be registered hereunder is set forth under the section titled “Description of Securities” in the prospectus that constitutes a part of the Company’s Registration Statement on Form S-1 (File No. 333-295679), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 8, 2026 (as subsequently amended by any amendments or supplements, the “Registration Statement”), and in any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with such Registration Statement. Such Registration Statement, and any form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.
Item 2.  Exhibits.
Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEUTRON HOLDINGS, INC.

Date: June 26, 2026	By:	/s/ Wayne Ting
	Name:	Wayne Ting
	Title:	Chief Executive Officer